                                                                    Exhibit 10.1
                                                                    ------------

                      AGREEMENT FOR THE SALE AND PURCHASE


                                  OF STOCK OF


                         ATLANTIC WASTE DISPOSAL, INC.

                               TABLE OF CONTENTS

                                   ARTICLE I

                             ACQUISITION; CLOSING

          Section 1.1     Incorporation of Recitals, Exhibits, and Schedules......................  2
          Section 1.2     Time and Place for Closing..............................................  2
          Section 1.3     Excluded Liabilities; Distribution of Atlantic New York Stock...........  2
          Section 1.4     Agreement to Sell Shares to Purchaser...................................  3
          Section 1.5     Consideration...........................................................  3
          Section 1.6     Deliveries by Purchaser.................................................  4
          Section 1.7     Deliveries by Seller....................................................  4
          Section 1.8     Termination.............................................................  6
          Section 1.9     Tax Treatment...........................................................  6
          Section 1.10    Procedure for Termination; Effect of Termination........................  8

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER,
                    ATLANTIC DISPOSAL AND THE SUBSIDIARIES

          Section 2.1     Organization, Standing and Ownership....................................  8
          Section 2.2     Contracts, Permits and Material Documents...............................  9
          Section 2.3     Personal Property....................................................... 10
          Section 2.4     Customers............................................................... 11
          Section 2.5     The Property............................................................ 11
          Section 2.6     Sufficiency of Assets; Title; Consents.................................. 12
          Section 2.7     Financial Statements.................................................... 12
          Section 2.8     Liabilities; Accounts Receivable and Working Capital.................... 13
          Section 2.9     Fiscal Condition........................................................ 14
          Section 2.10    Tax Returns............................................................. 14
          Section 2.11    Employees, Pensions and ERISA........................................... 15
          Section 2.12    Legality of Operation................................................... 16
          Section 2.13    Corrupt Practices....................................................... 18
          Section 2.14    Authority............................................................... 18
          Section 2.15    Transaction Intermediaries.............................................. 19
          Section 2.16    Intellectual Property................................................... 19
          Section 2.17    Litigation.............................................................. 19
          Section 2.18    Management of Atlantic Disposal and Subsidiaries........................ 19

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Section 3.1    Structure................................................................ 20
          Section 3.2    Authorization to Proceed with this Agreement............................. 20
          Section 3.3    Binding Effect........................................................... 20
          Section 3.4    Legality of Operation.................................................... 20
          Section 3.5    Financing................................................................ 21
          Section 3.6    Absence of Intermediaries................................................ 21
          Section 3.7    Commission Filings....................................................... 21

                                  ARTICLE IV

    ADDITIONAL AGREEMENTS OF SELLER, PURCHASER, ATLANTIC DISPOSAL AND THE SUBSIDIARIES

          Section 4.1     Purchaser's Access to Records and the Property.......................... 21
          Section 4.2     Seller's Access to Records and the Property............................. 21
          Section 4.3     Continuation of Businesses.............................................. 22
          Section 4.4     Continuation of Insurance............................................... 24
          Section 4.5     No Solicitation......................................................... 24
          Section 4.6     FIRPTA Certificate...................................................... 24
          Section 4.7     Financial Statements.................................................... 24
          Section 4.8     Consents and Approvals; Other........................................... 24
          Section 4.9     Discharge of Excluded Liabilities....................................... 25
          Section 4.10    SEC Filings............................................................. 25
          Section 4.11    Updated Information..................................................... 25
          Section 4.12    Landfill Lease.......................................................... 26

                                   ARTICLE V

                 ADDITIONAL AGREEMENTS OF PURCHASER AND SELLER

          Section 5.1  Payment of Expenses........................................................ 26
          Section 5.2  Filing of Tax Returns and Payment of Taxes................................. 26

                                  ARTICLE VI

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

          Section 6.1    Compliance by Seller, Atlantic Disposal and the Subsidiaries............. 27
          Section 6.2    Litigation Affecting This Transaction.................................... 28
          Section 6.3    Governmental or Regulatory Consents...................................... 28
          Section 6.4    Other Consents........................................................... 28
          Section 6.5    Closing of New York Agreement............................................ 28
          Section 6.6    Landfill Lease........................................................... 28

                                  ARTICLE VII

                      CONDITIONS TO SELLER'S OBLIGATIONS

          Section 7.1    Compliance by Purchaser.................................................. 28
          Section 7.2    Litigation Affecting This Transaction.................................... 29
          Section 7.3    Governmental and Regulatory Consents..................................... 29
          Section 7.4    Other Consents........................................................... 29
          Section 7.5    Closing of New York Agreement............................................ 29

                                 ARTICLE VIII

                                INDEMNIFICATION

          Section 8.1    Indemnification by Seller................................................ 29
          Section 8.2    Indemnification by Purchaser............................................. 31
          Section 8.3    Procedure for Indemnification with Respect to Third Party Claims......... 31
          Section 8.4    Procedure for Non-Third Party Claims..................................... 32
          Section 8.5    Survival of Claims....................................................... 33
          Section 8.6    Prompt Payment........................................................... 33
          Section 8.7    Insurance................................................................ 34

                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1     Nondisclosure by Seller................................................. 34
          Section 9.2     Nondisclosure by Purchaser.............................................. 34
          Section 9.3     Assignment; Binding Effect; Amendment................................... 35
          Section 9.4     Entire Agreement........................................................ 35
          Section 9.5     Counterparts............................................................ 35
          Section 9.6     Notices................................................................. 35
          Section 9.7     Governing Law........................................................... 36
          Section 9.8     No Waiver............................................................... 37
          Section 9.9     Time of the Essence..................................................... 37
          Section 9.10    Captions................................................................ 37
          Section 9.11    Severability............................................................ 37
          Section 9.12    Construction............................................................ 37
          Section 9.13    Extension or Waiver of Performance...................................... 37
          Section 9.14    Liabilities of Third Parties............................................ 37
          Section 9.15    Agreement Not Binding Until Fully Executed.............................. 38
          Section 9.16    Publicity............................................................... 38
          Section 9.17    Arbitration............................................................. 38

                             EXHIBITS AND SCHEDULES


Schedules
---------

1.9            Allocation of Assets
2.2            Material Documents
2.3(a)(i)      Landfill Equipment
2.3(a)(ii)     Rolling Stock
2.3(a)(iii)    Containers
2.3(a)(iv)     Boxcars
2.3(a)(v)      Other Personal Property over $50,000
2.4            Customer List and Contracts
2.5(d)         Wetlands
2.6(b)         Permitted Encumbrances
2.6(c)         Exceptions to Consents and Approvals
2.9            Fiscal Condition of Company
2.11(a)        Employment Agreements
2.11(b)        Employee Information
2.11(c)        Employee Benefit Plans, Funds or Programs
2.11(e)        Non-Qualified Plans
2.12(a)        Exceptions to Company's operation in compliance with laws, etc.
2.12(b)        Exceptions relating to environmental issues and liability
2.12(c)        Other Interests in Landfills
2.12(d)        Exceptions to Compliance with Environmental Laws
2.12(e)        Notices of Violation
2.13(g)        Exceptions to Approvals
2.14           Exceptions to right of Company to enter this Agreement
2.17           List of Litigation and Summaries
3.4            Exceptions to Purchaser Compliance with Laws
6.4            Other Consents

Exhibits
--------

A    Legal Description of Landfill
B    Guaranty

                    AGREEMENT FOR THE SALE AND PURCHASE OF
                    STOCK OF ATLANTIC WASTE DISPOSAL, INC.


          This Agreement ("Agreement") for the Sale and Purchase of Stock of Atlantic Waste Disposal, Inc., a Delaware corporation ("Atlantic Disposal"), is made as of March 25, 1998, by and among Atlantic Disposal, Brambles Waste Services, Inc., a Delaware corporation (the "Seller"), Atlantic Transportation Services, Inc., a Delaware corporation ("Atlantic Transportation"), Atlantic Collection, Inc., a Delaware corporation ("Atlantic Collection"), Resource Products, Inc., a Delaware corporation ("Resource Products"), and Eastern Environmental Services, Inc., a Delaware corporation ("Purchaser").


                                   RECITALS

          WHEREAS, (i) Brambles USA is a wholly-owned subsidiary of Brambles Industries Limited; (ii) the Seller is a wholly-owned subsidiary of Brambles USA, Inc.; (iii) Atlantic Disposal is a wholly-owned subsidiary of the Seller; and (iv) each of Atlantic Transportation, Atlantic Collection, and Resource Products, is a wholly-owned subsidiary of Atlantic Disposal. Atlantic Transportation, Atlantic Collection and Resource Products are hereinafter sometimes referred to individually as a "Subsidiary" and together as the "Subsidiaries";

          WHEREAS, Atlantic Disposal operates (i) a municipal solid waste landfill in Waverly, Virginia (the "Landfill") (a legal description of which is attached hereto as Exhibit A) pursuant to a Contract and Ground Lease Agreement with the County of Sussex, Virginia dated September 19, 1991, as amended on May 18, 1995 and December 20, 1996 (the "Landfill Lease"), and (ii) through the Subsidiaries, truck and rail transportation, waste collection and tire shredding businesses (individually the business and operations of Atlantic Disposal and each Subsidiary are hereinafter sometimes referred to as a "Business" and collectively as the "Businesses") and all of the tangible and intangible assets and properties owned by Atlantic Disposal and the Subsidiaries are sometimes referred to herein as the "Assets";

          WHEREAS, on the date hereof, the Purchaser, the Seller and Atlantic of New York, Inc., a Delaware corporation ("Atlantic New York"), have entered into an agreement for the sale and purchase of stock (the "New York Agreement") pursuant to which Purchaser has agreed, subject to the terms and conditions of the New York Agreement, to acquire all of the common stock of Atlantic New York;

          WHEREAS, the Purchaser, the Seller, the Subsidiaries and Atlantic Disposal wish to enter into this Agreement pursuant to which Purchaser may, subject to the terms and conditions hereof, acquire ownership of all of the outstanding shares of Atlantic Disposal's capital stock, par value $1 per share (the "Shares"); and

          WHEREAS, Brambles USA has on the date hereof entered into a Guaranty in the form attached hereto as Exhibit B.

          NOW, THEREFORE, the parties hereto intending to be legally bound hereby do hereby covenant and agree as follows:

                                   ARTICLE I

                             ACQUISITION; CLOSING

     Section 1.1    Incorporation of Recitals, Exhibits, and Schedules.  The
                    --------------------------------------------------
recitals set forth above and each Exhibit and Schedule hereto are incorporated herein by reference and are a part of this Agreement. This Agreement contains a number of references to Schedules. In each case, the referenced Schedule has been included in a separate disclosure letter, delivered to Purchaser and specifically identified as such, prior to the execution hereof. The Schedules contained in that disclosure letter are specifically incorporated by reference herein as and if set forth herein.

     Section 1.2    Time and Place for Closing.  The closing for the purchase
                    --------------------------
and sale of the Shares by the Purchaser under this Agreement shall take place on or before the fifteenth day after the conditions to Closing set forth in Articles VI and VII are satisfied, time being of the essence, or such other date as the parties mutually agree, at the offices of Purchaser's counsel, Drinker Biddle & Reath LLP, 1345 Chestnut Street, Philadelphia, PA 19107 or such other place as the parties hereto may agree upon. The actual date of closing will be established by the Purchaser and the Seller within ten days after the date on which the conditions are satisfied. The date that closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as the "Closing."

     Section 1.3    Excluded Liabilities; Distribution of Atlantic New York
                    -------------------------------------------------------
Stock.
-----

          Prior to the Closing, Brambles Waste shall assume the Excluded Liabilities (as defined below) and Atlantic Disposal shall distribute all of the outstanding capital stock of Atlantic New York to Brambles Waste (the "Distribution"). The term "Excluded Liabilities" means (i) all intercompany obligations between Atlantic Disposal or any of the Subsidiaries, on the one hand, and any of Brambles Industries Limited, Brambles USA, Brambles Waste, Atlantic New York and any of their respective direct or indirect subsidiaries (other than Atlantic Disposal or any of the Subsidiaries), on the other hand,
(ii) any Tax Liability (as defined in Section 2.10), and (iii) any cost, expense, liability or claim relating to or arising from the matters involved in United States Dredging Corp. v. Atlantic Waste Disposal, Inc., 96-CV 1989
-------------------------------------------------------------
(E.D.N.Y.) (the "New York Case") or any related case or claim or counterclaim.

     Section 1.4    Agreement to Sell Shares to Purchaser.  At the Closing, the
                    -------------------------------------
Seller shall transfer to Purchaser (or, at the direction of Purchaser, its assignee permitted under Section 9.3 of this Agreement) all of the Shares, free and clear of any Encumbrance, in exchange for the Purchase Price (as defined below).

     Section 1.5    Consideration.   The aggregate purchase price (as adjusted,
                    -------------
the "Purchase Price") for the Shares shall be $80,600,000. The Purchase Price shall be paid by federal wire transfer at Closing to the Seller pursuant to instructions furnished by the Seller to the Purchaser in writing not fewer than three business days prior to Closing, and shall be subject to adjustment as and when provided for in Section 1.5(b).

          (b) The Purchase Price shall be increased by the amount by which, at Closing, the Net Working Capital (as defined below) is greater than zero, and the Purchase Price shall be decreased by the amount by which, at Closing, the Net Working Capital (as defined below) is less than zero. Any such increase or decrease in Purchase Price shall be paid by the Purchaser or the Seller, as applicable, within five (5) business days following the conclusive determination of Net Working Capital (such fifth business day, the "Due Date"). The determination of Net Working Capital shall be made as set forth in Section 1.5(c) below.

          (c)(i) Within sixty (60) days after the Closing Date, the Purchaser shall prepare and deliver to Seller the consolidated balance sheet for Atlantic Disposal as of the close of business on the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall set forth the consolidated Net Working Capital (as defined below) of Atlantic Disposal.
Seller shall have the right to review all of the Purchaser's work papers and all relevant records of the Purchaser, Atlantic Disposal and the Subsidiaries relating to the Closing Date Balance Sheet. For purposes of this Agreement, Net Working Capital of Atlantic Disposal shall mean the current assets of Atlantic Disposal, less all current liabilities excluding only the Excluded Liabilities, in each case as determined in accordance with generally accepted accounting principles, applied consistently with the accounting methods and principles used to prepare the financial statements referred to in Section 2.7.

          (ii) The Closing Date Balance Sheet delivered by the Purchaser to Seller shall be deemed to be and shall be final, binding and conclusive on the parties hereto, unless Seller disputes the Closing Date Balance Sheet in accordance with this Section 1.5(c)(ii). Seller may dispute any amounts reflected on the Closing Date Balance Sheet (any such disputed amounts, the "Disputed Matters") by giving written notice to the Purchaser of each Disputed Matter within forty-five (45) days of receipt of the Closing Date Balance Sheet. Any Disputed Matters shall be subject to good faith negotiations between the parties for up to fifteen (15) days prior to being referred to the Independent Accounting Firm (as defined below). Any Disputed Matters not resolved by such good faith negotiations shall be decided by an independent accounting firm acceptable to both Seller and Purchaser (the "Independent Accounting Firm").
The costs and expenses of the Independent Accounting Firm shall be shared equally by the Seller and the Purchaser. The Independent Accounting Firm so chosen shall consider only the Disputed Matters and the Purchaser and the Seller shall use reasonable efforts to cause the Independent Accounting Firm to render a final decision on the Disputed Matters by delivering a written report to Purchaser and Sellers no later than thirty (30) days after having received the assignment with respect thereto. The decision of the Independent Accounting Firm with respect to all Disputed Matters shall be based solely on whether the Closing Date Balance Sheet was prepared in accordance with the requirements of this Agreement, shall be final and binding upon the parties hereto and shall not be subject to challenge in any court.

     Section 1.6    Deliveries by Purchaser.   At the Closing, the Purchaser
                    -----------------------
shall deliver to the Seller:

          (a)  The Purchase Price, as provided in Section 1.5 above;

          (b) A certified copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the other agreements, documents and instruments referred to herein or required hereby (the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

          (c) A certificate in form and substance reasonably satisfactory to the Sellers executed by the Chief Executive and Chief Financial Officers of the Purchaser to the effect that the condition precedent to the obligation of the Seller hereunder set forth in Section 7.1 is satisfied; provided that if such condition is not satisfied and the Seller elects to close, the certificate shall contain such exceptions as may be reasonably acceptable to Seller and Purchaser;

          (d) Such other certificates and writings as may reasonably be requested by the Seller to effectuate or evidence the completion of the pertinent transactions contemplated hereby and the satisfaction by the Purchaser of the pertinent terms and conditions hereof;

          (e) A release from the Purchaser providing that the Purchaser is releasing Atlantic Disposal and the Subsidiaries from any and all claims, causes of action, debts, and obligations whatsoever relating to events occurring at or prior to Closing, except any and all obligations arising under this Agreement and the Collateral Documents, in form and content satisfactory to Seller.

     Section 1.7    Deliveries by Seller.  At the Closing, the Seller shall
                    --------------------
deliver or cause to be delivered to the Purchaser:

          (a) A certificate in form and substance reasonably satisfactory to Purchaser executed by the Chief Executive and Chief Financial Officers of the Seller, Atlantic Disposal and the Subsidiaries as Purchaser shall request to the effect that the condition precedent to the obligations of Purchaser hereunder set forth in Section 6.1 is satisfied; provided that if such condition is not satisfied and the Purchaser elects to close, the certificate shall contain such exceptions as may be reasonably acceptable to Purchaser and Seller.

          (b) A release from the Seller in form and content satisfactory to Purchaser, which provides that the Seller and its affiliates are releasing Atlantic Disposal and the Subsidiaries from any and all claims, causes of action, debts, and obligations whatsoever, except any and all obligations arising under this Agreement and the Collateral Documents, and from events occurring after the Closing;

          (c) Current certificates of good standing for the Seller, Atlantic Disposal and the Subsidiaries from the Secretaries of State of their respective jurisdictions of formation and each jurisdiction in which they are qualified as a foreign corporation or other business entity;

          (d) Such certified and authenticated copies of all documents, agreements, and filings executed or made in connection with this Agreement and the assumption of the Excluded Liabilities as the Purchaser may reasonably request;

          (e) Duly executed releases or terminations of financing statements, or other evidence reasonably satisfactory to Purchaser and Purchaser's lenders that all liens, mortgages on and security interests in the Assets (other than those comprising Permitted Encumbrances and Encumbrances which are not, individually or in the aggregate, material) have been released and terminated;

          (f) At Purchaser's cost, a bring down endorsement of the title insurance policy with respect to the real property subject to the Landfill Lease (the "Property");

          (g) Certificates representing all of the Shares, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer, free and clear of any Encumbrance;

          (h) Copies of the Certificates of Incorporation and Bylaws of Atlantic Disposal and each Subsidiary, certified, as appropriate, by the Secretary of State of its respective state of incorporation or the Secretary of the appropriate corporation as appropriate;

          (i) Such other assignments, certificates, bills of sale, deeds, title policies, affidavits, indemnities, estoppels and other instruments of conveyance and warranty (in proper recordable or fileable form, as appropriate) as may reasonably be requested by Purchaser to effectuate or evidence the completion of the pertinent transactions contemplated hereby and the satisfaction by the Seller of the pertinent terms and conditions hereof; and

          (j) Substantially all books and records of Atlantic Disposal and the Subsidiaries.

     Section 1.8    Termination.  This Agreement may be terminated and the
                    -----------
transactions contemplated herein may be abandoned at any time prior to the
Closing:

          (a) by mutual consent of Purchaser and Seller (it being understood that Purchaser and Seller shall, if a condition to Closing contained in Article VI or VII becomes impossible of fulfillment using the efforts required by this Agreement, promptly terminate this Agreement pursuant to this Section 1.8(a));

          (b) by Purchaser or Seller, if a material breach of any provision of this Agreement has been committed by the other and such breach has not been waived or cured within ten (10) days after notice or if a Closing shall not have occurred by 165 days from the execution of this Agreement; provided, however, that neither Purchaser nor Seller shall be entitled to terminate this Agreement if the other is ready, willing and able to close and has brought, prior to the termination of this Agreement by any party under this Section 1.8, a claim for specific performance of this Agreement, in which case this Agreement may not be terminated until a final determination of such claim for specific performance pursuant to Section 9.18 of this Agreement; or

          (c) by Purchaser or Seller, if the New York Agreement has been terminated pursuant to its terms.

     Section 1.9    Tax Treatment.
                    -------------

          (a)  Allocation of Purchase Price.  The purchase price for the Shares
              ----------------------------
(including assumed liabilities of Atlantic Disposal and the Subsidiaries) shall be allocated among the assets of Atlantic Disposal in accordance with Schedule
                                                                      --------
1.9 which shall be prepared by Seller and delivered to Purchaser within 60 days
---
after the Closing Date. Seller shall prepare for Buyer's review a schedule setting forth (a) the modified aggregate deemed sales price (the "MADSP") at which the Atlantic Disposal is deemed to have sold its assets for tax purposes as a result of the Section 338(h)(10) Election, (b) the adjusted grossed-up basis (the "AGUB") at which the Atlantic Disposal is deemed to have purchased its assets for tax purposes as a result of such election, and (c) the allocations of MADSP and AGUB among the assets of the Atlantic Disposal (collectively, the "Proposed Initial Allocation"). The Proposed Initial Allocation shall be determined in accordance with Section 338 of the Code and the applicable regulations thereunder, in a manner consistent with the allocation set forth on Schedule 1.9 hereto. Unless Purchaser shall have
                        ------------
objected in writing to the Proposed Initial Allocation within 30 days of the receipt thereof, Seller will be deemed to have agreed to the Proposed Initial Allocation, which shall become the Initial Allocation. The Initial Allocation shall be set forth on a statement (the "Initial Allocation Statement") signed by the president or any vice president of Purchaser and Seller. If any increase or decrease in MADSP and/or AGUB occurs, the amount of such increase or decrease and the allocation thereof among the assets of the Atlantic Disposal (collectively, the "Adjustment Allocation") shall be set forth on a statement (the "Adjustment Allocation Statement") prepared by Seller and delivered to Purchaser in accordance with Treas. Reg. (S)1.338(b)-3(d) or Treas. Reg.
(S)1.338(b)-3(e), whichever is applicable. The Adjustment Allocation Statement shall be subject to the consent of Purchaser. Purchaser and Seller will, to the maximum extent permitted under applicable law, (a) file, or cause to be filed, all Tax Returns in a manner consistent with the Initial Allocation and any Adjustment Allocations and (b) not take any action inconsistent therewith.

          (b) Any dispute regarding the Proposed Initial Allocation or any Adjustment Allocation shall be subject to good faith negotiations between the parties for up to sixty (60) days prior to being referred to the Tax Dispute Accountants (as defined below). At the end of such sixty day period, any remaining dispute regarding the Proposed Initial Allocation or any Adjustment Allocation shall be submitted for resolution to independent accountants of nationally recognized standing reasonably satisfactory to Purchaser and Seller (the "Tax Dispute Accountants"). The decision of the Tax Dispute Accountants shall be final, conclusive and binding on the parties. The fees and expenses of the Tax

Dispute Accountants in resolving a dispute will be borne equally by Purchaser and Seller except that the Tax Dispute Accountants may, if justice requires, allocate such expenses and fees in any other manner they may determine between the Purchaser, one the one hand, and Seller on the other.

          (c)  Section 338(h)(10) Election.  The parties intend for the purchase
               ---------------------------
of Shares constitutes a "qualified stock purchase" for purposes of Section 338(d)(3) of the Code, Seller and Purchaser shall join in making an election under Section 338(h)(10) of the Code with respect to the purchase of the Shares (the "338(h)(10) Election"). Seller shall deliver to Purchaser at the Closing
(1) Internal Revenue Service Form 8023 and any applicable similar forms required by state or local law fully completed with respect to the purchase of the Shares and executed by a duly authorized officer of Brambles USA, and (2) all additional data and materials required to be attached to such Form 8023 and any applicable similar forms required by state or local law pursuant to Temp. Treas. Reg. (S)1.338-1T or otherwise. Brambles USA shall attach a copy of such Form 8023 to the consolidated Federal income tax return for the affiliated group of corporations of which it is the common parent for its taxable period which includes the Closing Date and otherwise shall cooperate fully with Purchaser in making the 338(h)(10) Election.

          (d)  Federal and State Tax Treatment.  The parties hereto acknowledge
               -------------------------------
that for Federal income tax purposes (and for state tax purposes for those states that use a taxpayer's Federal income tax liability or Federal taxable income as a base for computing such taxpayer's state tax liability, or whose income tax provisions are otherwise similar to the Federal income tax in this respect) the purchase of the Shares and the 338(h)(10) Election will be treated in all respects as a sale of assets by Atlantic Disposal to a newly-formed subsidiary of Purchaser followed by a complete liquidation of Atlantic Disposal into Seller, and the parties agree to report the transaction in a manner consistent with this treatment. The parties also agree that neither Purchaser nor Atlantic Disposal shall be liable for any taxes, including income, transfer, franchise, sales or use taxes, resulting from the purchase of the Shares and the 338(h)(10) Election.

     Section 1.10   Procedure for Termination; Effect of Termination.  A party
                    ------------------------------------------------
terminating this Agreement pursuant to Section 1.8 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action and all further obligations of the parties under this Agreement will terminate; provided, however, that no termination shall limit or impair any party's right to pursue all legal remedies or limit any party's responsibility for any breach of or failure to perform under this Agreement by another party. In addition to any other remedy that the Purchaser or the Seller may have under this Agreement or at law or in equity, the Purchaser shall be entitled to require the Seller to specifically perform their obligations under this Agreement, and the Seller shall be entitled to require the Purchaser to specifically perform its obligations under this Agreement.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER,

                    ATLANTIC DISPOSAL AND THE SUBSIDIARIES

     With knowledge that Purchaser is relying upon the representations and warranties herein contained, the Seller, Atlantic Disposal and the Subsidiaries each individually, severally and jointly represent and warrant to Purchaser, as of the date hereof, and, as updated pursuant to Section 4.11, as of the Closing Date, as follows. Certain of the following representations and warranties are made to the knowledge of the Seller, Atlantic Disposal and Subsidiaries. When so used, "knowledge" shall mean the actual knowledge of Jeffrey Cooper, Jerry Johnson, Andrew Dondero, Robert J. Anderson, T. Michael Phelan, William Ziegler and David Webster.

     Section 2.1    Organization, Standing and Ownership.
                    ------------------------------------

          (a) Each of the Seller, Atlantic Disposal and the Subsidiaries is a corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets and properties which it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound. Each of the Seller, Atlantic Disposal and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is required to qualify to do business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of Atlantic Disposal or the Businesses, or on the Assets after taking into consideration the liabilities of Atlantic Disposal and the Subsidiaries (a "Material Adverse Effect").

          (b) All of the authorized capital stock of each Subsidiary is owned of record by Atlantic Disposal as of the date hereof and at the Closing will be owned of record by Atlantic Disposal free and clear of any Encumbrance.

          (c) All of the capital stock of Seller is owned of record by Brambles USA, free and clear of any Encumbrance. No individual, trust, corporation, partnership, limited liability, joint venture, governmental body, tribunal, agency, or instrumentality (individually a "Person" and collectively "Persons") has any right (contractual, equitable, statutory or otherwise) option or warrant to acquire any capital stock, indebtedness or obligation of Atlantic Disposal or any Subsidiary and neither Atlantic Disposal nor any Subsidiary holds beneficially or of record any equity or other interest (or has any obligation, option, warrant, agreement or right to acquire) any equity interest in any entity other than the Subsidiaries and Atlantic New York).

          (d) All of the capital stock of Atlantic Disposal is owned of record by the Seller free and clear of any Encumbrance. No Person (other than Purchaser) has any statutory, equitable, contractual or other right of any kind to acquire additional securities, interests, capital stock, indebtedness or obligation of any kind in or from Atlantic Disposal nor has any Person claimed any such rights. The

Shares constitute all of the authorized capital stock of Atlantic Disposal. The Shares have been duly authorized and validly issued, and are free and clear of any Encumbrance.

     Section 2.2    Contracts, Permits and Material Documents.
                    -----------------------------------------

          (a) The items listed in Schedule 2.2 are all of the following that are used by, in or for the benefit of the Businesses, in each case as and at the date hereof ("Material Documents"): (i) leases for real and personal property;
(ii) licenses; (iii) franchises; (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements; (v) collective bargaining agreements; (vi) patents, trademarks, trade names, copyrights, trade secrets, trademarks, proprietary rights, symbols, service marks, logos and all other intellectual property; (vii) permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Businesses, including the license authorizing Atlantic Disposal to operate a landfill at the Property ("Government Authorizations"); and (viii) all other contracts, agreements (whether oral or written) and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 2.4), in each such case, which are binding on Atlantic Disposal or a Subsidiary and pursuant to which any of them derives any material benefit or has imposed upon it any material detriment. The Material Documents listed on Schedule 2.2 represent all of the items listed in subclauses
(i) through (viii) of the preceding sentence of Atlantic Disposal and the Subsidiaries, including, without limitation, interests in leases for real property, agreements and permits and licenses, except for documents under which the aggregate liability and obligations of Atlantic Disposal and the Subsidiaries does not and after the Closing will not exceed $200,000.

          (b) Neither the Seller, Atlantic Disposal nor the Subsidiaries nor, to their knowledge, any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default, and the Landfill Lease is in full force and effect and not in default in any respect. The Assets include all rights necessary to enable Atlantic Disposal and the Subsidiaries to conduct the Businesses as they are now being conducted. Except as disclosed on Schedule 2.2, the Seller, Atlantic Disposal and each Subsidiary have performed all of their obligations required to be performed by them under each Material Document.

          (c) Each Material Document is in full force and effect, and is valid, binding and enforceable against the parties thereto in accordance with its terms.

     Section 2.3    Personal Property.   The Assets include all items of
                    -----------------
tangible personal property owned, leased or otherwise held for use by or in the Businesses (the "Personal Property") and include, without limitation, the following:

          (i) Earthmoving, landfill, and other equipment used in the landfilling operations, all of which are listed on Schedule 2.3(a)(i);

          (ii) Rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments to the rolling stock together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle all of which are listed on Schedule 2.3(a)(ii);

          (iii) Containers together with information as to container size and year of manufacture, all of which are listed on Schedule 2.3(a)(iii);

          (iv)      Railroad boxcars, all of which are listed on Schedule
2.3(a)(iv);

Inventory of parts, tires and accessories;

          (v)       Shop tools;

          (vi)      Furniture and office or other equipment; and

          (vii) Other tangible personal property having a book value or original acquisition price in excess of $50,000, all of which are listed on
Schedule 2.3(a)(viii).

          (a) At the Closing the Personal Property shall be in good operating condition, normal wear and tear excepted.

     Section 2.4    Customers.  Schedule 2.4 attached hereto lists the name and
                    ---------
address of each customer that provides or has provided within the past two years prior to the date hereof more than 3% of the gross revenues of the Businesses for any fiscal year, together with copies (or, in the case of oral contracts, summaries), of all customer contracts with such customers, and the information supplied thereon is true, correct and complete, in all material aspects. As of the date hereof, neither the Seller, Atlantic Disposal nor the Subsidiaries nor, to their knowledge, any Person or party to any of the customer contracts with such customers is in material or knowing default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. As of the date hereof, the Seller, Atlantic Disposal and the Subsidiaries have not received any notice that any such customer intends not to renew any contract or otherwise cease or curtail doing business with any of them and, no such customer is currently renegotiating any material term of any contract or any material contract. Except as would not reasonably be expected to have a Material Adverse Effect, each such customer contract is in full force and effect, and valid, binding and enforceable against the parties thereto in accordance with its terms. Except as disclosed on
Schedule 2.4, each such customer contract is assignable without the consent, approval by or authorization of any Person.

     Section 2.5    The Property.  Neither Atlantic Disposal nor any of the
                    ------------
Subsidiaries has ever owned, leased or otherwise occupied, had an interest in or operated any real property other than the Property, except as disclosed in
Schedule 2.5. Atlantic Disposal has, and at the Closing will have, a good and marketable leasehold interest in full force and effect in the Property, and that interest is insurable at regular standard rates by a reputable title company.

          (a) Seller, Atlantic Disposal and the Subsidiaries have made available to Purchaser all engineering, geologic and other similar reports, documentation, surveys, title reports and maps relating to the Property in the possession or control of Seller, Atlantic Disposal and the Subsidiaries or their consultants or employed professional firms.

          (b) No person, other than Atlantic Disposal, has a present or future right to possession of all or any part of the Property, except for any right defined in, under or by any of the Permitted Encumbrances.

          (c) No portion of the Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the Virginia Department of Environmental Protection ("DEP") whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on
Schedule 2.5(c).

          (d) There are no levied or pending special assessments affecting all or any part of the Property owed to any governmental entity and, to the Sellers' knowledge, none is threatened.

          (e) There are no proceedings or amendments pending and brought by or, to the knowledge of the Seller, Atlantic Disposal and the Subsidiaries threatened by, any third party which would result in a change in the allowable uses of the Property or which would modify the right of Atlantic Disposal to use the Property for a solid waste landfill after the Closing Date.

     Section 2.6    Sufficiency of Assets; Title; Consents.
                    --------------------------------------

          (a) The Assets will include all of the assets and properties used by the Sellers, Atlantic Disposal and the Subsidiaries in the conduct of the Businesses as of the date hereof together with all assets and properties acquired by the Sellers, Atlantic Disposal and the Subsidiaries from and after the date hereof, except, in each case, for assets that have been disposed of not in breach of this Agreement. Such assets are sufficient to carry on the Business after the Closing as previously conducted by the Sellers, Atlantic Disposal and the Subsidiaries.

          (b) Except as noted on Schedule 2.6(b), each Asset is presently owned by Atlantic Disposal or a Subsidiary, free and clear of any security interests, liens, mortgages, rights of third parties, title retention agreements, options, equities and other restrictions on transfer or disposition (individually, an "Encumbrance") and collectively "Encumbrances") other than (i) liens for taxes that have not yet become delinquent and (ii) the Encumbrances listed on Schedule 2.6(b), (collectively, the "Permitted Encumbrances"). Upon the consummation of the Closing all of the Assets will be owned by Atlantic

Disposal or a wholly-owned subsidiary of Atlantic Disposal free and clear of any Encumbrance, except for Permitted Encumbrances. Each of Atlantic Disposal and the Subsidiaries has and upon the consummation of the Closing will have good and marketable title to all of the Assets, except for assets held under lease or license. Schedule 2.6(b) identifies or specifically references another Schedule identifying all liens and leases by amount affecting any of Assets and the document, instrument or law under which it arises.

          (c) Except as set forth on Schedule 2.6(c), no consent, approval, ratification, waiver or other authorization of any Person (including, without limitation, Government Authorizations) is necessary or appropriate for the consummation of the transactions contemplated hereby (including, without limitation, for the continuation of the Businesses by Atlantic Disposal and the Subsidiaries without interruption as of the Closing).

     Section 2.7  Financial Statements.
                  --------------------

          (a) To the knowledge of the Seller, Atlantic Disposal and the Subsidiaries, there is no material inaccuracy in the audited, consolidated balance sheets for Brambles USA as of June 30, 1996 and June 30, 1997, heretofore provided to Purchaser, and audited consolidated statements of income, cash flow, and retained earnings for the twelve months then ended or the unaudited, consolidated balance sheet for Brambles USA at December 31, 1997 and unaudited consolidated statements of income, cash flow, and retained earnings for the six-months then ended.

          (b) The Seller, Atlantic Disposal and the Subsidiaries have heretofore provided to Purchaser true and correct copies of unaudited consolidated balance sheets for Atlantic Disposal and the Subsidiaries as of June 30, 1996 and June 30, 1997, and unaudited consolidated statements of income, cash flow and retained earnings for the twelve months then ended, all prepared on an accrual basis.

          (c) The Seller, Atlantic Disposal and the Subsidiaries have heretofore provided to Purchaser true and correct copies of an unaudited consolidated balance sheet for Atlantic Disposal and the Subsidiaries as of December 31, 1997 ("Most Recent Balance Sheet"), and unaudited consolidated statements of income, cash flow and retained earnings for the six months then ended ("Most Recent Income Statement"), both prepared on an accrual basis and consistently with the unaudited financial statements referred to in Section 2.7(b). The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements." Together, the financial statements referred to in Sections 2.7(b) and (c) are hereinafter referred to as the "Seller's Financial Statements."

The Seller's Financial Statements have been prepared in accordance with Australian generally accepted accounting principles consistently applied as in effect on the date hereof ("GAAP"), except in the case of the interim Seller's Financial Statements, for the absence of footnotes. All notes and contingent liabilities required to be stated and reflected under GAAP are stated and reflected on the Seller's Financial Statements. Each of the Seller's Financial Statements (including all footnotes thereto) is true, complete and correct in all material respects. The consolidated balance sheets included in Seller's Financial Statements present fairly and accurately in all material respects the consolidated financial condition of Atlantic Disposal and the Subsidiaries as of the dates indicated thereon and the statements of income included in Seller's Financial Statements present fairly and accurately in all material respects on an accrual basis the results of the operations of such Atlantic Disposal and the Subsidiaries for the periods indicated thereon. Since the respective dates of the Seller's Financial Statements, Atlantic Disposal and the Subsidiaries have not (i) made any material change in accounting policies or
(ii) effected any prior period adjustment to, or other restatement of, any Seller's Financial Statements for any period.

     Section 2.8 Liabilities; Accounts Receivable and Working Capital.
                 ----------------------------------------------------

          (a) Atlantic Disposal and the Subsidiaries, on a consolidated basis, have no liabilities other than (i) liabilities fully reflected or reserved for in the Most Recent Financial Statements, (ii) liabilities incurred in the ordinary course of the Businesses since the date of the Most Recent Financial Statements, and (iii) liabilities, the existence of which are reflected on any Schedule to this Agreement.

          (b) All accounts receivable have been generated in the ordinary course of the Businesses and all services required to be rendered for such accounts receivable to be due have been rendered. To the knowledge of the Seller, Atlantic Disposal and the Subsidiaries, there are no valid defenses or set-offs to any of the accounts receivable.

     Section 2.9  Fiscal Condition.  Since the date of the Most Recent Balance
                  ----------------
Sheet, except as set forth on Schedule 2.9, there has not been and, at the Closing, there shall not have been:

          (a) Any material adverse change in the condition (financial or otherwise) and operations of Atlantic Disposal, the Subsidiaries or the Businesses or of the Assets after taking into consideration the liabilities of Atlantic Disposal and the Subsidiaries (a "Material Adverse Change"), or any event, condition or contingency that is reasonably likely to result in such a Material Adverse Change;

          (b) Any disposition by Atlantic Disposal or any Subsidiary of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by Atlantic Disposal and any Subsidiary of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

          (c) Any sale or other disposition of any asset, property or right owned by Atlantic Disposal or any Subsidiary at the close of business on the date of the Most Recent Balance Sheet, or acquired by them since that date, other than in the ordinary course of business and not exceeding $200,000 in value in the aggregate;

          (d) Any expenditure or commitment by or on behalf of Atlantic Disposal or any Subsidiary for the acquisition of any asset having an acquisition price of $100,000 or more or assets having aggregate acquisition prices of $200,000 or more;

          (e) Any increase in excess of ten percent (10%) in the compensation payable or to become payable by Atlantic Disposal or any Subsidiary to any officer or key employee.

          (f) any event which would be prohibited or would require the consent of Purchaser under Section 4.3.

     Section 2.10 Tax Returns.  Atlantic Disposal and the Subsidiaries have
                  -----------
filed or will file all Federal and other tax returns, including without limitation, income tax, franchise tax, corporate shell tax, sales tax, and use tax, for all periods ending on or before the Closing Date, on or before the due date of such return (as may have been extended by any valid extension of time) and have paid or will pay all taxes owed by Atlantic Disposal and the Subsidiaries for the periods covered by the said returns, except for such failures to file or pay as could not result in a liability of Atlantic Disposal or the Subsidiaries (a "Tax Liability") for such taxes or give rise to a lien on the Assets or the capital stock of Atlantic Disposal or any Subsidiary.

     Section 2.11 Employees, Pensions and ERISA.
                  -----------------------------

          (a) Neither Atlantic Disposal, nor any Subsidiary has any contract of employment with an officer or other employee that is not terminable without penalty or payment other than accrued salary and benefits on notice of two weeks or less, except as listed on Schedule 2.11(a).

          (b) No employee of Atlantic Disposal or any Subsidiary is represented by any union and there have been no organizing or other campaigns within the past three years seeking such representation. The name, social security number and current rate of compensation of each of the employees of the Businesses and the department in which each person is employed is listed on Schedule 2.11(b) attached hereto. There is no pending or threatened dispute between (i) the Seller, Atlantic Disposal and the Subsidiaries and (ii) any of these employees which might materially and adversely affect the continuance of the Businesses.

          (c) Schedule 2.11(c) lists all employee benefit plans (as defined in Section 2(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), funds or programs and any other employee benefit programs or policies which are currently maintained by the Seller, Atlantic Disposal and the Subsidiaries for the benefit of any employee of Atlantic Disposal or any Subsidiary or to which any of them currently contributes or has an obligation to contribute for the benefit of any employee of Atlantic Disposal or any Subsidiary (collectively, the "Plans"), including, without limitation, agreements containing "golden parachute" provisions, whether or not the Plans are or are intended to be (i) covered or qualified under the Internal Revenue Code of 1986, as amended (the "Code"), ERISA or any other applicable law, (ii) written or oral, or (iii) funded or unfunded.

          (d) The Seller, Atlantic Disposal and the Subsidiaries have delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto as currently in effect, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports for any Plan prepared within the past three years, and (v) all filings submitted to and any correspondence received from any government agency relating to any Plan within the past three years.

          (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has received a favorable determination letter from the IRS and no such letter relating to any Plan has been revoked. To the knowledge of the Seller, Atlantic Disposal and the Subsidiaries, nothing has occurred since the date of any such determination letter which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA except as set forth on Schedule 2.11(e).

          (f) No Plan is subject to Title IV of ERISA. All Plans have been administered, operated and managed in substantial compliance with the governing documents of the Plan and the applicable requirements of ERISA and the Code and other applicable laws and regulations.

          (g) There is no material matter, action, audit, suit or claim pending (other than routine claims for benefits) or, to the knowledge of the Seller, Atlantic Disposal and the Subsidiaries, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

          (h) The transactions contemplated herein will not accelerate any liability under any Plan because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

          (i) Each most recent Plan audit report, and annual report, certified by the Plan's auditors, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500 or audited annual financial statement.

          (j) The Seller, Atlantic Disposal and the Subsidiaries have not had, at any time, any obligations with respect to, and does not make and has not made at any time contributions to, any multi-employer plan (as defined in Section 3(37) of ERISA).

     Section 2.12 Legality of Operation.
                  ---------------------

          (a) Except as disclosed in Schedule 2.12(a) the Seller, Atlantic Disposal and each of the Subsidiaries and the Property is and, upon the consummation of the Closing will be, in compliance with all Federal, state and local laws, rules and regulations, orders, decrees, directives, permits, franchises, and consents applicable to it, the Businesses or the Assets including, without limitation, the following laws: land use laws, zoning, payroll, employment, labor, or safety laws; or federal, state or local

"anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act, but excluding all Environmental Laws (as defined below) which are addressed in (b) below, ("Law"). The Property at all times during the operation of the landfill business has been licensed, permitted, and authorized as a landfill accepting municipal solid waste in accordance with all applicable Laws. Except as disclosed in Schedule 2.12(a) the Seller, Atlantic Disposal and each of the Subsidiaries is, and upon consummation of the Closing, will be, in compliance with all Government Authorizations. Except as disclosed in Schedule 2.12(a), neither Seller, Atlantic Disposal nor the Subsidiaries has received notification of any past or present failure by Atlantic Disposal or any Subsidiary to comply with any Law applicable to it or its assets or to the Businesses or the Assets.

          (b) Except as disclosed in Schedule 2.12(b) to this Agreement, Atlantic Disposal and each Subsidiary is in compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in
Schedule 2.12(b), with respect to any Environmental Law, each of Atlantic Disposal and the Subsidiaries are in compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are applicable to their respective property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 2.12(b), none of Atlantic Disposal or any Subsidiary has transported, stored, treated or disposed, or allowed any third persons, on their behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has any of them performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and none of them has disposed, or knowingly allowed third parties to dispose of waste upon property owned or leased by any of them other than as permitted by, and in conformity with, applicable Environmental Laws. Without limiting the generality of the foregoing, neither Atlantic Disposal nor any Subsidiary has received any notification (including requests for information from any governmental agency asserting that the Business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility) pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. Atlantic Disposal and the Subsidiaries have not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state
                                   -- ---
statute in quantities which would require remediation.

          (c) Except as listed in Schedule 2.12(c), neither Atlantic Disposal nor any Subsidiary has ever owned, operated, had an interest in, and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility except for the facility located at the Property. Each of Atlantic Disposal and the Subsidiaries has obtained and maintained, when required to do so under applicable Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by any of them. To the knowledge of the Seller, Atlantic Disposal and the Subsidiaries, no employee, contractor or agent of any of Atlantic Disposal or any Subsidiary has, in the course and scope of employment therewith, been harmed by exposure to hazardous materials, as defined under the Environmental Laws. No liens with respect to environmental liability have been imposed against any of Atlantic Disposal or any Subsidiary under CERCLA or any comparable state statute or other applicable Law, and no facts or circumstances exist which would give rise to the same.

          (d) Except as disclosed in Schedule 2.12(d), neither Atlantic Disposal nor any Subsidiary has received notification of any past or present failure by any of them to comply with any Environmental Law applicable to it or its operations or its assets.

          (e) Schedule 2.12(e) is a list of all notices of violations of Environmental Law issued to any of Atlantic Disposal or any Subsidiary pertaining to the Assets or the Businesses by any federal, state or local regulatory agency. There are no notices of violation of Environmental Law either from a federal, state or local authority received by any of them or outstanding, except as listed in Schedule 2.12(e).

          (f) To the knowledge of Seller, Atlantic Disposal and the Subsidiaries, neither the Seller, Atlantic Disposal nor any Subsidiary is under investigation by any District Attorney or similar state or local official or agency or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition or anti-trust. No facts or circumstances exist which would cause any of them to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust Laws.

          (g) Except as set forth in Schedule 2.12(g), all licenses, approvals, permits, certificates and other Government Authorizations needed or required for the operation of the Businesses are set forth on Schedule 2.3. All such Government Authorizations are in full force and effect, each of the Atlantic Disposal and the Subsidiaries is in compliance with all such Government Authorizations, and all such Government Authorizations have been validly and legally obtained.

     Section 2.13 Corrupt Practices.  To the knowledge of Seller, Atlantic
                  -----------------
Disposal and the Subsidiaries, neither Atlantic Disposal nor any Subsidiary has made, offered or agreed to offer anything of value to any employees of their customers for the purpose of attracting business or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor have any of them otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law applicable to United States or foreign election campaign contributions.

     Section 2.14 Authority.  Except as listed in Schedule 2.14, each of the
                  ---------
Seller, Atlantic Disposal and the Subsidiaries, has the right, power, legal capacity and authority to enter into, and, if a signatory thereto, perform their respective obligations in respect of the transactions under this Agreement, the Collateral Documents and the New York Agreement. The execution, delivery and performance of this Agreement and the New York Agreement have been duly authorized by all necessary action of the Seller, Atlantic Disposal and the Subsidiaries. Except as set forth on Schedule 2.14, the execution, delivery and performance of this Agreement, the Collateral Documents and the New York Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

          (a) Any certificate, by-law, agreement or other document to which any Seller or Subsidiary is a party or by which the Seller, Atlantic Disposal or the Subsidiaries or any of its property is bound; or

          (b) Any decree, order or rule of any court of governmental authority which is binding on the Seller, Atlantic Disposal or the Subsidiaries or on the property of any of them.

     Section 2.15  Transaction Intermediaries.  No agent or broker or other
                   --------------------------
person acting pursuant to the authority of the Seller, Atlantic Disposal and the Subsidiaries is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 2.16  Intellectual Property.  To the knowledge of the Seller,
                   ---------------------
Atlantic Disposal and the Subsidiaries, neither Atlantic Disposal nor any Subsidiary has infringed or is infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of any of them.

     Section 2.17  Litigation.  All pending or, to the knowledge of the Seller,
                   ----------
Atlantic Disposal and the Subsidiaries threatened litigation, claims, administrative or judicial proceedings or investigations by any governmental agency or officials involving or potentially involving any of Atlantic Disposal, any Subsidiary, the Businesses, the Property, the Assets, the Shares, this Agreement or any of the transactions contemplated hereby, as of the date hereof, together with a description of each such proceeding, is set forth on Schedule
2.17. As of the date hereof, there is no pending or, to the knowledge of the Seller, Atlantic Disposal and the Subsidiaries, threatened litigation, administrative or judicial proceedings or investigation involving any of Atlantic Disposal, any Subsidiary, the Businesses, the Assets, the Shares except as listed on Schedule 2.17, which could affect Atlantic Disposal, any Subsidiary, the Businesses or the Assets.

     Section 2.18  Management of Atlantic Disposal and Subsidiaries.  As of the
                   ------------------------------------------------
date hereof, the persons listed in the preamble to this ARTICLE II include the principal members of the current management of Atlantic Disposal and the Subsidiaries and hold the positions set forth next to their respective names below:

                                 Name position
                                 -------------

     Jeffrey Cooper           President and General Manager, Atlantic Disposal

     Jerry Johnson            Director of Operations, Atlantic Disposal
     Andrew Dondero           Controller, Atlantic Disposal
     Robert J. Anderson       President, Chief Executive Officer, Brambles USA
     T. Michael Phelan        Vice President, Corporate Development and
                              Acquisitions, Brambles USA
     William Ziegler          Vice President, Health, Safety and Environmental
                              Affairs, ENSCO
     David Webster            Chief Financial Officer, Brambles USA and Vice
                              President, Treasurer and Secretary, Atlantic
                              Disposal

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Seller that the representations and warranties contained in this Article III are true on the date hereof.

     Section 3.1  Structure.  Purchaser is a corporation duly organized and
                  ---------
legally existing in good standing under the laws of Delaware.

     Section 3.2  Authorization to Proceed with this Agreement.  Purchaser has
                  --------------------------------------------
the requisite corporate power and authority to execute and deliver this Agreement and the New York Agreement and to perform its obligations hereunder and thereunder. Purchaser has, by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement.

     Section 3.3  Binding Effect.  This Agreement has been, and on the Closing
                  --------------
Date the New York Agreement will be, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     Section 3.4  Legality of Operation.  Except as disclosed in Public
                  ---------------------
Reports, and except as would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby (a "Purchaser Material Adverse Effect"), Purchaser is, and upon the consummation of the Closing will be, in compliance with all Laws. Except as disclosed in Schedule 3.4, and except as would not reasonably be expected to have a Purchaser Material Adverse Effect, Purchaser is and upon the consummation of the Closing will be, in compliance with all Government Authorizations. Except as set forth on Schedule 3.4 and except as would not reasonably be expected to have a Purchaser Material Adverse Effect or which would invalidate this Agreement or any action taken or to be taken in connection with this Agreement, with respect to any Law, there are no claims, actions, suits, or proceedings pending, or, to the knowledge of Purchaser, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission board, bureau, agency or instrumentality, wherever located.

     Section 3.5  Financing.  Purchaser has available to it, as of the date of
                  ---------
this Agreement and as of the Closing, sufficient funds to enable it to consummate the transactions contemplated by this Agreement, including, without limitation, the Closing.

     Section 3.6  Absence of Intermediaries.  No agent, broker, or other
                  -------------------------
person acting pursuant to Purchaser's authority will be entitled to make any claim against Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.7  Commission Filings. Purchaser has delivered to Sellers its
                  ------------------
Form 10-Q for the quarter ending December 31, 1997, its Form 10-K for the fiscal year ending June 30, 1997, all Form 8-K's, if applicable, filed by it since December 31, 1997 through the date hereof, and any Proxy Statements or Registration Statements, if applicable, filed by it since December 31, 1997 (the "Public Reports").

                                  ARTICLE IV

    ADDITIONAL AGREEMENTS OF SELLER, PURCHASER, ATLANTIC DISPOSAL AND THE
                                 SUBSIDIARIES


     The Seller covenants and agrees with Purchaser as follows:

     Section 4.1  Purchaser's Access to Records and the Property.  The Seller
                  ----------------------------------------------
will give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, such access during regular business hours and upon reasonable notice, to the properties of Atlantic Disposal (including the Property), and to assets, books, contracts, documents, records, contracts and customer lists relating to the Businesses as Purchaser may reasonably request, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the Businesses that Purchaser may reasonably request, except where Seller, Atlantic Disposal and the Subsidiaries reasonably believe that such access may be prohibited by applicable law. Any such access shall be coordinated exclusively through Brambles USA's management in Chicago, Illinois. Notwithstanding the foregoing, Purchaser shall not contact any customer of the Businesses, nor shall Purchaser contact any counter party to any Material Document, for any reason, without the prior written consent of Brambles USA. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this
Section 4.1, except as is reasonably objected to by Seller, Atlantic Disposal and the Subsidiaries.

     Section 4.2  Seller's Access to Records and the Property.  The Purchaser
                  -------------------------------------------
will give to Seller and its representatives, experts and advisors, from and after the date of Closing, such access during regular business hours and upon reasonable notice, to the Property, and to the assets, books, contracts, documents, records, contracts and customer lists relating to the Businesses for the period prior to the Closing Date as Seller may reasonably request, and to make available to Seller and its representatives, experts and advisors all additional financial statements of and all information with respect to the Businesses that Seller may reasonably request. If Seller's request causes Purchaser to incur unreasonable additional out-of-pocket costs, Seller shall reimburse Purchaser for the reasonable costs incurred in meeting Seller's request.

     Section 4.3 Continuation of Businesses
                 --------------------------

          (a) The Seller, Atlantic Disposal and the Subsidiaries will operate the Businesses until the time of Closing using prudent business judgment so as to preserve the business organizations. Each of Atlantic Disposal and the Subsidiaries shall carry on its business in, and only in, the usual, regular and ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, contractors, and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Closing. The Parties acknowledge the obligations of Seller under the New York Agreement.

          (b) Prior to the Closing, Seller, Atlantic Disposal and the Subsidiaries shall not, without the prior consent of Purchaser, do, cause or permit to occur any one or more of the following with respect to Atlantic Disposal or any Subsidiary:

               (i) Enter into or assume any contract or agreement which would be a Material Document as defined in Section 2.2(a) had the contract or agreement existed on the date this Agreement was executed, or amend any contract or agreement which is a Material Document as defined in Section 2.2(a), or forfeit or amend any license or permit or other qualification necessary or useful to conduct the Businesses;

               (ii) Borrow or agree to borrow any funds or voluntarily incur, assume or become subject to whether directly or by way of guarantee, capital lease or otherwise, any obligation for borrowed money or any obligation which would be treated as long-term debt in accordance with GAAP;

               (iii) Make any distribution of assets to its stockholders, including without limitation cash and cash equivalents; provided, however, that Atlantic Disposal may distribute cash and cash equivalents to Seller to the extent it would not result in negative Net Working Capital;

               (iv) Make any change in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan;

               (v) Enter into any collective bargaining agreement or enter into any employment contracts or increase the compensation payable to or to become payable by Atlantic Disposal or any Subsidiary after the Closing to any person to be employed by Atlantic Disposal or any Subsidiary after the Closing, except, upon notice, in the ordinary course of the Businesses upon compensation anniversary dates;

               (vi) Fail to pay or discharge when due any material obligations, liabilities or debts;

               (vii) Create or permit the creation of any Encumbrance of any nature whatsoever (other than Permitted Encumbrances) on any of the Assets or the Shares;

               (viii) Take any action that would be required to be disclosed on
Schedule 2.9 pursuant to Sections 2.9(b), (c), (d), or (e) had it occurred prior to the date hereof;

               (ix) Make any change in its authorized or issued capital stock; grant any stock option or other right to purchase shares of its capital stock or other securities; issue or make any commitment to issue any security, including any security convertible into capital stock; grant any registration rights or purchase, redeem, retire or make any other acquisition of any shares of its capital stock or other securities;

               (x) Amend its certificate or articles of incorporation or bylaws (or equivalent governing documents);

               (xi) Execute, modify, amend or extend the term of any contract, agreement or arrangement with any customer under which Atlantic Disposal or any Subsidiary would be obligated to make payments or provide goods or services after the Closing Date in an aggregate amount, or having an aggregate value, in excess of $250,000;

               (xii) Make any modification to Permit No. 562 issued by the Virginia Department of Environmental Protection;

               (xiii) Make any modification, amendment or extension to the term of any of the following agreements: Disposal Agreement dated March 1, 1997, Rail Expansion Agreement dated September 10, 1997, Contract and Ground Lease Agreement between the County of Sussex, Virginia and Atlantic Development Company, L.P. dated December 19, 1991, as amended by the First and Second Amendments thereto, respectively, dated as of the 18th day of May, 1995 and the 20th day of December, 1996, respectively, the Operating Agreement between Atlantic Waste Disposal, Inc. and Atlantic Development Company, L.P. dated as of November 5, 1992, and the Agreement made as of June 1, 1994 by and between Shoosmith Bros. and Atlantic Waste Disposal; or

               (xiv) Enter into any agreement relating to any merger, consolidation, combination, spinoff (other than the Distribution) or other similar transaction involving Atlantic Disposal or any Subsidiary or otherwise take any action prohibited by Section 4.4.

  Section 4.4  Continuation of Insurance.  The Seller will cause Atlantic
               -------------------------
Disposal and each of its Subsidiaries to have at the Closing all policies of insurance presently maintained and insuring any of the Assets against liability and property damage, fire and other casualty.

     Section 4.5    No Solicitation.  Unless and until this Agreement is
                    ---------------
terminated without the Closing having taken place neither Seller, Atlantic Disposal nor the Subsidiaries will directly or indirectly solicit offers for the sub-lease of the Property, or acquisitions or sales of Shares or other stock or assets of Atlantic Disposal or any Subsidiary or for a merger or consolidation involving Atlantic Disposal or any Subsidiary or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring by merger, consolidation or other combination the Businesses or any assets or properties of Atlantic Disposal or any Subsidiary.

     Section 4.6    FIRPTA Certificate.  Purchaser and the Seller acknowledge
                    ------------------
that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Purchaser. Among other circumstances, Purchaser is not required to withhold said amount if the Seller furnishes Purchaser with a certificate stating their U.S. Taxpayer Identification Numbers and that they are not foreign persons within the meaning of the Code. Accordingly, Seller shall provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

     Section 4.7    Financial Statements.  Prior to the Closing, Seller shall
                    --------------------
deliver (or cause to be delivered) to the Purchaser consolidated financial statements for Atlantic Disposal and the Subsidiaries (including consolidated balance sheets for Atlantic Disposal and the Subsidiaries and consolidated statements of income, cash flow and retained earnings) in accordance with GAAP covering each and every full (as of the Closing) fiscal quarter of Atlantic Disposal and the Subsidiaries through the Closing.

     Section 4.8    Consents and Approvals; Other.  As promptly as practicable
                    -----------------------------
after the date of this Agreement, the Seller, Atlantic Disposal and the Subsidiaries will make all filings required to be made by them in order to consummate the transactions contemplated herein. The Seller and Purchaser shall use all commercially reasonable efforts to cause the conditions to Closing in
Article VI and VII (including, without limitation, the obtaining of consent to the acquisition by Purchaser through its acquisition of the Shares of the rights of Atlantic Disposal under the Landfill Lease), to be satisfied and to obtain all requisite approvals, authorizations, and consents to the transactions contemplated hereby, including the obtaining of all Government Authorizations and other consents necessary and appropriate to effect the Closing; provided, however, that Seller, Atlantic Disposal and the Subsidiaries shall not (except as they may otherwise agree in writing) be required to pay money other than the reasonable expenses and costs of Seller, Atlantic Disposal and the Subsidiaries and third parties to obtain any such consent nor will they be required to modify or amend any contractual arrangements in a manner adverse to them to obtain any such consent.

     Section 4.9    Discharge of Excluded Liabilities.  At or prior to the
                    ---------------------------------
Closing, Seller shall discharge all intercompany liabilities referred to in clause (i) of the definition of Excluded Liabilities. Following the Closing, the Seller and Brambles USA shall (a) promptly discharge, as they become due, all other

Excluded Liabilities, if any, and shall take all steps necessary to ensure that no Excluded Liability shall become an obligation or liability of Atlantic Disposal or any Subsidiary and (b) defend the New York Case and pay and discharge when due all costs, expenses, and liabilities associated with the New York Case. The Purchaser shall make available to the Seller all records and personnel reasonably requested by Seller in connection with the New York Case.

     Section 4.10   SEC Filings.  Seller, Atlantic Disposal and the Subsidiaries
                    -----------
shall cooperate and shall use all reasonable efforts to cause their auditors to cooperate with all reasonable requests of Purchaser and its auditors necessary to audit or reaudit all prior periods for activities of Atlantic Disposal and the Subsidiaries to the extent necessary to enable Purchaser and/or any affiliate of Purchaser to make periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), to make a public offering of its securities under the Securities Act of 1933, as amended (the "Securities Act"), or to make a private placement of its securities, and Seller, Atlantic Disposal and the Subsidiaries hereby consent to the use of historical financial information, to be included (if required by the rules and regulations of the Securities and Exchange Commission (the "Commission") or any applicable state securities law) in any of Purchaser's or Purchaser's affiliate's filing with the Commission or any state securities commission under either the Securities Exchange Act or the Securities Act and in any prospectus or memorandum used in connection with any offering of their securities. The cooperation of Seller shall include, without limitation, the execution of any audit representation letters reasonably requested by Purchaser's auditors. Purchaser shall indemnify and hold harmless Seller, Atlantic Disposal and the Subsidiaries against any and all fees and expenses incurred or to be incurred at any time in the future to comply with the foregoing. Purchaser acknowledges that neither Seller, Atlantic Disposal nor the Subsidiaries shall have any responsibility to any purchaser of securities in Purchaser for any information provided pursuant to this Section 4.10 and Purchaser shall indemnify and hold harmless Seller, Atlantic Disposal and the Subsidiaries and their respective, officers, directors, employees or representatives in connection with any information provided pursuant to this Section 4.10 against claims made by any such purchaser of securities.

     Section 4.11   Updated Information.  Not less than three days prior to the
                    -------------------
Closing, the Sellers shall provide the Purchaser with a Schedule or Schedules listing all events and matters occurring after the date hereof which would have been required to be disclosed on a Schedule to this Agreement if they had occurred prior to the date hereof, together with a certificate of Sellers to the effect that, each representation and warranty as supplemented is true and correct as of the date of the certificate.

     Section 4.12   Landfill Lease.  The Seller, Atlantic Disposal, and, as
                    --------------
applicable, the Subsidiaries, shall use their reasonable best efforts to obtain an amendment to the Landfill Lease in form and substance satisfactory to Purchaser.

                                   ARTICLE V

                 ADDITIONAL AGREEMENTS OF PURCHASER AND SELLER

     Section 5.1    Payment of Expenses.  Purchaser will pay all expenses
                    -------------------
(including legal and accounting fees) incurred by it in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents. Except as otherwise specified herein, the Seller, Atlantic Disposal and the Subsidiaries will pay all expenses incurred by Seller, Atlantic Disposal and the Subsidiaries (including legal and accounting fees) in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents and the consummation of the transactions hereunder and thereunder. Additionally, the Purchaser shall bear the following expenses: (i) filing and other fees payable under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, (ii) the costs of auditing any accounting records of Atlantic Disposal or its Subsidiaries for any period requested by Purchaser pursuant to
Section 4.10 and (iii) the cost of the title policies and surveys, if any, with respect to the Property required by Purchaser as a condition of the Closing.

     Section 5.2    Filing of Tax Returns and Payment of Taxes.
                    ------------------------------------------

          (a) As soon as practicable after the Closing Date, Brambles USA and the Seller will prepare and file or cause to be prepared and filed all appropriate tax returns that are required to be filed for the operations of Atlantic Disposal and its subsidiaries for the Pre-Closing Tax Period (as defined in Section 5.2(b)) and will timely pay or cause to be paid the amount of taxes shown to be due on such tax returns. The books and records of the Seller, Atlantic Disposal and its subsidiaries will be maintained, and the Federal, state and other income tax returns of the "affiliated group" (as defined in Section 1504(a) of the Code) of which the Seller and each of Atlantic Disposal and its subsidiaries is a member (the "Seller Group") will be filed, so as to accurately reflect the operations of Atlantic Disposal and its subsidiaries for the Pre-Closing Tax Period. Purchaser shall prepare and file or cause to be prepared and filed all appropriate tax returns for the operations of Atlantic Disposal and its subsidiaries for all taxable periods after the Pre-Closing Tax Period and will timely pay or cause to be paid the amount of taxes shown to be due on such tax returns.

          (b)  For purposes of this Agreement, "Pre-Closing Tax Period" means
                                                ----------------------
the period (including all prior taxable years) ending on and including the Closing Date. In the case of jurisdictions with respect to which a taxable period of Atlantic Disposal or a subsidiary does not end on the Closing Date, there shall be a deemed short taxable period ending on and including the Closing Date and a second deemed short taxable period beginning on and including the day after the Closing Date. For purposes of allocating gross income and deductions between deemed short taxable periods, all amounts of income and deduction shall be deemed to have accrued pro rata during Atlantic Disposal or such subsidiary's actual taxable period, except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred, and all taxes other than income taxes shall be deemed to have accrued pro-rata during Atlantic Disposal's or such subsidiary's actual tax period.

          (c) Purchaser and Seller will cooperate fully with each other in connection with (i) the preparation and filing of any Federal, state or local tax returns that include the business and operations of Atlantic Disposal and its subsidiaries with respect to any tax return that includes operations of Atlantic Disposal and its subsidiaries within the Pre-Closing Tax Period, and
(ii) any audit examination by any
government taxing authority of the tax returns referred to in clause (i). Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of Atlantic Disposal and its subsidiaries necessary or helpful for the defense against assertions of any taxing authority as to any tax returns which include operations of Atlantic Disposal and its subsidiaries within the Pre-Closing Tax Period.


                                  ARTICLE VI

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligations of Purchaser to purchase the Shares shall be subject to the fulfillment or waiver by the Purchaser at or prior to the time of the Closing of each of the following items:

     Section 6.1    Compliance by Seller, Atlantic Disposal and the
                    -----------------------------------------------
Subsidiaries.  The Seller, Atlantic Disposal and the Subsidiaries shall (a) have
------------
performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; (b) there shall not have occurred any Material Adverse Change, and
(c) all representations and warranties of Seller, Atlantic Disposal and the Subsidiaries contained in this Agreement shall have been true and correct when made, and (d) each representation and warranty made in this Agreement by Seller, Atlantic Disposal and the Subsidiaries, shall be true and correct as of the Closing Date; provided, however, that where the failure to perform such obligations and/or the failure of representations and warranties to be true and correct, taken in the aggregate (and including any changes reflected as supplemental disclosures provided pursuant to Section 4.11), would not have a Material Adverse Effect, the condition to Closing set forth in subpart 6.1(d) shall be deemed waived. Purchaser shall have received a Certificate of the Seller, Atlantic Disposal and the Subsidiaries duly executed by the Chief Executive and Chief Financial Officers of each Seller, Atlantic Disposal and the Subsidiaries to such effect.

     Section 6.2    Litigation Affecting This Transaction.  No order, statute,
                    -------------------------------------
rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions to be consummated at the Closing; no action, suit, investigation or proceeding by any governmental or regulatory authority or instrumentality shall be pending which seeks to restrain, prohibit or declare illegal the transactions to be consummated at the Closing.

     Section 6.3    Governmental or Regulatory Consents.  All governmental or
                    -----------------------------------
regulatory consents, approval, permits, and authorizations necessary for the performance by Purchaser and the Seller, Atlantic Disposal and the Subsidiaries of their respective obligations at the Closing, including termination of the waiting period under the HSR Act and the obtaining of all necessary consents under the Landfill Lease, shall have been obtained, shall unconditionally permit the consummation of the transactions contemplated to be effected at the Closing and shall be satisfactory to Purchaser in its sole discretion.

     Section 6.4    Other Consents.  The consents set forth on Schedule 6.4
                    --------------
shall have been obtained, shall unconditionally permit the consummation of the transactions contemplated to be effected at the Closing and shall be satisfactory to Purchaser in its sole discretion.

     Section 6.5    Closing of New York Agreement.  The closing of the
                    -----------------------------
transactions contemplated by the New York Agreement shall have occurred or shall be occurring concurrently.

     Section 6.6    Landfill Lease.  The Landfill Lease shall have been amended
                    --------------
and such amendment shall be satisfactory in form and substance to Purchaser in its sole discretion.

                                  ARTICLE VII

                      CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of the Seller to transfer the Shares in accordance with this Agreement shall be subject to the fulfillment or waiver in writing by the Seller at or prior to the time of the Closing of each of the following conditions:

     Section 7.1    Compliance by Purchaser.  The Purchaser shall have performed
                    -----------------------
and complied in all material respects with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

     Section 7.2    Litigation Affecting This Transaction.  No order, statute,
                    -------------------------------------
rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions to be consummated at the Closing, and no action, suit, investigation or proceeding by any governmental or regulatory authority or instrumentality shall be pending which seeks to restrain, prohibit or declare illegal the transactions to be consummated at the Closing.

     Section 7.3    Governmental and Regulatory Consents.  All governmental or
                    ------------------------------------
regulatory consents, approval, permits and authorizations necessary for the performance by Purchaser and the Seller, Atlantic Disposal and the Subsidiaries of their respective obligations at the Closing, including termination of the waiting period under the HSR Act, shall have been obtained, shall unconditionally permit the consummation of the transactions contemplated to be effected at the Closing and shall be satisfactory to Seller in its sole discretion.

     Section 7.4    Other Consents.  The consents identified in Schedule 7.4
                    --------------
shall have been obtained, shall unconditionally permit the consummation of the transactions contemplated to be effected at the Closing and shall be satisfactory to Sellers in their sole discretion.

     Section 7.5    Closing of New York Agreement.  The closing of the
                    -----------------------------
transactions contemplated by the New York Agreement shall have occurred or shall be occurring concurrently.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 8.1    Indemnification by Seller.
                    -------------------------

               (a) Seller shall indemnify, defend, protect and hold harmless Purchaser, its officers, directors, affiliates, subsidiaries, agents, employees, legal representatives, successors and assigns and Atlantic Disposal and each Subsidiary from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses) ("Damages"), from: (i) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by Seller, Atlantic Disposal and Subsidiaries set forth in this Agreement or in any representation or warranty brought current by the certificates described in Sections 4.11 and 6.1 (without regard to whether such breaches or failures of representations or warranties had a Material Adverse Effect); (ii) all events and matters occurring after the date hereof which are set forth in any updated schedules delivered under Section 4.11 to the extent that the matter or event reflects a detrimental change to the Business, Assets, Shares, or Atlantic Disposal and the Subsidiaries from the schedules delivered at execution of the Agreement; however changes which occurred in the ordinary course of business and not as a result of the Seller's breach of this Agreement shall not be the basis of an indemnification claim; (iii) nonfulfillment or nonperformance of any agreement or covenant on the part of Seller, Atlantic Disposal and Subsidiaries made in this Agreement and to be performed by any of them before or after the Closing Date including potential assessment under Paragraph 1.1502-6(b) of the Internal Revenue Code; (iv) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Seller, Atlantic Disposal and Subsidiaries (to the extent such taxes result in a lien on the Assets or Atlantic Disposal or any Subsidiary becomes liable for such taxes) or arising or accrued prior to the Closing Date; and (v) any Excluded Liability. The Purchaser and the Seller have agreed, for the purposes of determining whether or not the conditions to the obligations of the Purchaser to close have been satisfied, pursuant to 6.1(d), that the Purchaser will be obligated to close notwithstanding breaches of representations or warranties contained in this Agreement or brought current by the certificate described in 4.11, if such breaches do not result in a Material Adverse Effect. For the purposes of indemnification, however, Purchaser shall be entitled to claim, subject to the limitations set forth in Section 8.1(d), for breaches of representations and warranties contained in this Agreement or brought current by the certificate described in Section 4.10, notwithstanding the immateriality of any such breach.

               (b) The indemnification provided for in this Section 8.1 shall be Purchaser's sole and exclusive remedy for any Damages arising out of or relating to the transactions contemplated by this Agreement, except as set forth in the next sentence and except insofar as any such Damages are caused by the fraudulent misconduct of any Seller. The limitations set forth in the immediately preceding sentence and Section 8.1(c) below shall not apply to any Damages arising out of any breach of or failure to perform obligations under the New York Agreement; Section 4.9 or any failure to perform covenants required to be performed prior to Closing. This Section is not intended to limit the remedy of specific performance provided for in Section 1.10.

                    Without limiting the generality of the first sentence of this Section 8.1(b), each of Purchaser and Atlantic Disposal expressly waives and releases any claim that it may have, now or in the future, against Seller or any of its affiliates pursuant to CERCLA or any similar state or local law; provided, however, that nothing in this sentence shall limit any right that the Purchaser may have under this Agreement, the New York Agreement or any Collateral Document, including any right in respect of a breach of a representation and warranty relating to CERCLA.

               (c) Notwithstanding the foregoing, in no event shall the Seller be liable for any Damages pursuant to Section 8.1(a)(i) or for covenants to be performed after Closing, except for the covenant in Section 4.9 (to which the limitation of liability does not apply) unless the aggregate amount of such Damages exceeds $500,000, in which case the Seller shall only be liable for the amount of such Damages in excess of $500,000. Likewise, Seller shall not be liable for Damages under Section 8.1(a)(i) or for covenants to be performed after Closing, except for the covenant in Section 4.9 to which the limitation of liability does not apply in excess of an amount equal to 50% of the Purchase Price.

     Section 8.2    Indemnification by Purchaser.  (a) Purchaser agrees that it
                    ----------------------------
will indemnify, defend, protect and hold harmless Seller, and its officers, shareholders, directors, affiliates, subsidiaries, parents, agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all Damages incurred by it, as a result of or incident to: (i) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement; and (ii) nonfulfillment or nonperformance of any agreement or covenant on the part of Purchaser made in this Agreement and to be performed by Purchaser before or after the Closing Date.

               (b) The indemnification provided for in this Section 8.2 shall be the Seller's sole and exclusive remedy for any Damages arising out of or relating to the transactions contemplated by this Agreement, except as set forth in the next sentence and except insofar as any such Damages are caused by the fraudulent misconduct of Purchaser. The limitations set forth in the immediately preceding sentence and Section 8.2(c) below shall not apply to any Damages arising out of any breach of or failure to perform obligations under the New York Agreement or failure to perform covenants required to be performed prior to Closing. This Section is not intended to limit the remedy of specific performance provided for in Section 1.10.

               (c) Notwithstanding the foregoing, in no event shall the Purchaser be liable for any Damages under Section 8.2(a)(i) or for covenants to be performed after Closing unless the aggregate amount of such Damages exceeds $500,000, in which case the Purchaser shall only be liable for the amount of such Damages in excess of $500,000. Likewise, Purchaser shall not be liable for Damages under Section 8.2(a)(i) or for covenants to be performed after Closing in excess of an amount equal to 50% of the Purchase Price.

     Section 8.3    Procedure for Indemnification with Respect to Third Party
                    ---------------------------------------------------------
Claims.
------

               (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

               (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of this Article VIII, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iii) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b) above, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnified Party from all liability in connection therewith.

               (d) If any condition set forth in Section 8.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against the Third Party Claim with counsel of its choice and the Indemnifying Party shall have the right to participate in (but not control) such defense, and (ii) consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (iii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iv) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII. Notwithstanding the above, if the only item in Section 8.3(b) which was not satisfied is item 8.3(b)(iii), the Indemnified Party will consult with the Indemnifying Party prior to settling a Third Party Claim.

     Section 8.4    Procedure for Non-Third Party Claims.  If Purchaser, Seller,
                    ------------------------------------
Atlantic Disposal, or the Subsidiaries wishes to make a claim for indemnity under Section 8.1 or Section 8.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 8.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 8.1 or Section 8.2, as applicable; and (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 8.1 or Section 8.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 8.5    Survival of Claims.  The respective representations and
                    ------------------
warranties of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to Excluded Liabilities shall survive until the later of the expiration of the applicable statute of limitations on any claim which can be brought against Atlantic Disposal by tax authorities or governmental agencies or governmental units or one year after a final, nonappealable order has been entered in the New York Case and (ii) all representations and warranties other than those set forth in (i) above shall survive until the date which is 18 months after the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty. No investigation made by Purchaser shall limit in any way Purchaser's rights to recover damages. The covenants and agreements of the parties set forth in this Agreement to be performed after Closing shall survive Closing in accordance with their terms.

     Section 8.6    Prompt Payment.  In the event that any party is required to
                    --------------
make any payment under this Article VIII, such party shall promptly pay the Indemnified Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article VIII, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

     Section 8.7    Insurance.  If Seller pays an Indemnification Demand,
                    ---------
Purchaser agrees to provide Seller upon Seller's request information concerning any insurance coverages Purchaser has that could result in an insurance recovery relating to the event which resulted in the indemnity payment ("Insured Indemnity Event"). Upon Seller's request, Purchaser shall make a claim with its insurers for the Insured Indemnity Event. If Purchaser receives any insurance proceeds from the submitted claim, Purchaser shall retain from the insurance proceeds the amount of Damages from the Insured Indemnity Event not paid to it by Seller, due to the provision in Section 8.1(a) which provides that Seller is not liable for the first $500,000 of Damages, and Purchaser shall pay the Seller the balance of the insurance proceeds. This Section 8.7 does not impose any requirement on Purchaser to commence litigation against its insurers unless Seller pays all costs and expenses of such litigation.


                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1    Nondisclosure by Seller.  Seller, Atlantic Disposal and the
                    -----------------------
Subsidiaries recognize and acknowledge that they have in the past, currently have, and in the future will have certain confidential information of Purchaser such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Purchaser. Seller, Atlantic Disposal and the Subsidiaries agree that for a period of ten (10) years from the date hereof they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Purchaser, unless (i) such information becomes known to the public generally through no fault of Seller, Atlantic Disposal and the Subsidiaries, or (ii) Seller, Atlantic Disposal and the Subsidiaries is compelled to disclose such information by a governmental entity or pursuant to a court proceeding. In the event of a breach or threatened breach by Seller, Atlantic Disposal and the Subsidiaries of the provisions of this Section, Purchaser shall be entitled to an injunction against such disclosure, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 9.2    Nondisclosure by Purchaser.  Purchaser recognizes and
                    --------------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Seller, Atlantic Disposal and the Subsidiaries, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Seller, Atlantic Disposal and the Subsidiaries. Purchaser agrees that it will not utilize such information in the business or operation of Purchaser or any of its affiliates or for ten (10) years from the date hereof disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, Seller, Atlantic Disposal and the Subsidiaries shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller, Atlantic Disposal and the Subsidiaries from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 9.3    Assignment; Binding Effect; Amendment.  This Agreement and
                    -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto. Notwithstanding the foregoing, the Purchaser may assign this Agreement and all of its rights and obligations hereunder to any directly or indirectly wholly-owned subsidiary of the Purchaser; provided that, in connection with any such assignment, the Purchaser shall execute an guarantee and suretyship agreement, in form and substance reasonably satisfactory to the Seller, pursuant to which the Purchaser shall guarantee and stand surety for all of the obligations of its assignee hereunder.

     Section 9.4    Entire Agreement.  This Agreement together with the
                    ----------------
Collateral Documents is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind, including, without limitation, the Letter of Intent, dated November 20, 1997 by and among Purchaser and Brambles

USA. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 9.5    Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 9.6    Notices.  All notices or other communications required or
                    -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

               (a)  If to Purchaser, addressed to it at:

                    Eastern Environmental Services, Inc.
                    1000 Crawford Place, Suite 101
                    Mount Laurel, New Jersey 08054
                    Attention:  General Counsel

                    with a copy (which shall not constitute notice) to:

                    Drinker Biddle & Reath LLP
                    Philadelphia National Bank Building
                    1345 Chestnut Street, Suite 1100
                    Philadelphia, PA  19107-3496
                    Attention:  H. John Michel, Jr.

               (b) If to Seller, Atlantic Disposal and the Subsidiaries addressed to:

                    Brambles USA, Inc.
                    The Wrigley Building
                    400 North Michigan Avenue
                    Suite 610
                    Chicago, Illinois 60611
                    Attention: Chief Financial Officer

                    with a copy (which shall not constitute notice) to:

                    Mayer, Brown & Platt
                    190 South LaSalle Street
                    Chicago, IL  60603-3441
                    Attention:  Scott J. Davis

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 9.6.

     Section 9.7    Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 9.8    No Waiver.  No delay of or omission in the exercise of any
                    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 9.9    Time of the Essence.  Time is of the essence of this
                    -------------------
Agreement as well as all dates referred to herein and extensions thereof.

     Section 9.10   Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 9.11   Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 9.12   Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including, without limitation.

     Section 9.13   Extension or Waiver of Performance.  Either the Seller or
                    ----------------------------------
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Seller and the Purchaser.

     Section 9.14   Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 9.15   Agreement Not Binding Until Fully Executed.  This Agreement
                    ------------------------------------------
shall not be binding on any party hereto until the Agreement has been fully executed.

     Section 9.16   Publicity. Prior to the Closing, except as may be required
                    ---------
by law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without prior consent with the other party, which shall not be unreasonably withheld.

     Section 9.17   Arbitration.
                    -----------

               (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Wilmington, Delaware, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

               (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

               (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

               (d) The award pursuant to such arbitration will be final, binding and conclusive.

               (e) Counsel to Seller and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              BRAMBLES WASTE SERVICES, INC.

                              By: /s/ Robert J. Anderson
                                  ----------------------------
                              Name:Robert J. Anderson
                                   ---------------------------
                              Title:CEO
                                    --------------------------

                              ATLANTIC WASTE DISPOSAL, INC.

                              By: /s/ Robert J. Anderson
                                  ----------------------------
                              Name:Robert J. Anderson
                                   ---------------------------
                              Title:CEO
                                    --------------------------

                              ATLANTIC TRANSPORTATION
                              SERVICES, INC.

                              By: /s/ Robert J. Anderson
                                  ----------------------------
                              Name:Robert J. Anderson
                                   ---------------------------
                              Title:CEO
                                    --------------------------

                              ATLANTIC COLLECTION, INC.

                              By: /s/ Robert J. Anderson
                                  ----------------------------
                              Name: Robert J. Anderson
                                    --------------------------
                              Title:CEO
                                    --------------------------

                              RESOURCE PRODUCTS, INC.

                              By: /s/ Robert J. Anderson
                                  ----------------------------
                              Name: Robert J. Anderson
                                    --------------------------
                              Title:CEO
                                    --------------------------

                              EASTERN ENVIRONMENTAL SERVICES,
                              INC.

                              By: /s/ Robert M. Kramer
                                  ------------------------------
                              Name: /s/ Robert M. Kramer
                                    ----------------------------
                              Title:Executive Vice-President
                                    ----------------------------

                                       39